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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

Union Bankshares Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNION BANKSHARES CORPORATION

March 16, 2007

Dear Fellow Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Union Bankshares Corporation. The meeting will be held on Tuesday, April 17, 2007 at 3:00 p.m. at Union Bankshares Corporation’s new Operations Center, which is located at 24010 Partnership Boulevard, Ruther Glen, Virginia 22546. Directions to the meeting site may be found on the back page of the attached Proxy Statement. We will also have signs posted at the location to help guide you.

The primary business of the meeting will be to elect three (3) directors. We also will report to you on the condition and performance of the Company and its subsidiaries, and you will have ample opportunity to question management or directors on matters that affect the interests of all shareholders. The Company’s independent auditors for calendar year 2007, as approved and appointed by the Audit Committee, will also be in attendance. The meeting will be followed by a reception that we invite and encourage you to attend.

We look forward to seeing you on April 17th. Regardless of whether you plan to attend, please complete, sign, date and return the enclosed proxy card as soon as possible in the postage-paid envelope provided.

As always, we value appreciate your support and continued loyalty.

Sincerely,

G. William Beale

President and Chief Executive Officer

UNION BANKSHARES CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on April 17, 2007

The Annual Meeting of Shareholders of Union Bankshares Corporation (the “Company”) will be held at the Company’s new Operations Center, which is located at 24010 Partnership Boulevard, Ruther Glen, Virginia 22546 at 3:00 p.m. on April 17, 2007 for the following purposes:

1.	to elect three (3) directors to serve as Class II directors for three-year terms; and

2.	to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

All shareholders of record at the close of business on March 2, 2007, are entitled to notice of and to vote at the meeting and any adjournments thereof.

By Order of the Board of Directors,

Janis Orfe
General Counsel/Senior Vice President/ Corporate Secretary

March 16, 2007

Please promptly complete and return the enclosed proxy, whether or not you plan to attend the Annual Meeting. If you attend the meeting in person, you may withdraw your proxy and vote your own shares.

UNION BANKSHARES CORPORATION

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

APRIL 17, 2007

GENERAL

The enclosed proxy is solicited by the Board of Directors of Union Bankshares Corporation (the “Company”) for the Annual Meeting of Shareholders of the Company to be held on Tuesday, April 17, 2007, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders or any adjournment thereof. The approximate mailing date of this Proxy Statement and accompanying proxy is March 16, 2007.

Revocation and Voting of Proxies

Execution of a proxy will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. Any shareholder who has executed and returned a proxy may revoke it by attending the Annual Meeting and requesting to vote in person. A shareholder may also revoke his/her proxy at any time before it is exercised by filing a written notice with the Company or by submitting a proxy bearing a later date. Proxies will extend to, and will be voted at, any adjourned session of the Annual Meeting.

Voting Rights of Shareholders

Only shareholders of record at the close of business on March 2, 2007 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. At the close of business on March 2, 2007, there were 13,322,142 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. The Company has no other class of stock outstanding. A majority of the votes entitled to be cast, represented in person or by proxy, will constitute a quorum for the transaction of business.

Each share of common stock entitles the record holder thereof to one vote upon each matter to be voted upon at the Annual Meeting. Shares for which the holder has elected to abstain or to withhold the proxies’ authority to vote (including broker non-votes) on a matter will count toward a quorum, but will not be included in determining the number of votes cast with respect to such matter.

Solicitation of Proxies

The cost of solicitation of proxies will be borne by the Company. Solicitation is being made by mail, and if necessary, may be made in person or by telephone or special letter by officers and employees of the Company or its subsidiaries, acting without compensation other than regular compensation.

ELECTION OF DIRECTORS — PROPOSAL ONE

Directors

The Company’s Board is divided into three classes (I, II, and III). The terms of office for three (3) Class II directors will expire at the Annual Meeting and the nominees to serve as Class II directors are set forth below. The Class II nominees currently serve as directors of the Company. Mr. Hicks, Mr. Murphy, and Mr. Whittaker were appointed to the Board in July 1993. If elected, the Class II nominees will serve until the Annual Meeting of Shareholders held in 2010.

The persons named in the proxy will vote for the election of the nominees named below unless authority is withheld. If for any reason the persons named as nominees below should become unavailable to serve, an event which management does not anticipate, proxies will be voted for such other persons as the Board of Directors may designate.

Members of the Board of Directors of Union Bankshares Corporation are expected to have the appropriate skill and characteristics necessary to function in the Company’s current operating environment and contribute to its future direction and strategies. These include legal, financial, management and other relevant skills, as well as varying experience, age, perspective, residence and background.

The Board of Directors recommends that shareholders vote for the nominees set forth below. The nominees receiving the greatest number of affirmative votes cast at the Annual Meeting will be elected.

Class II (Nominees) (Directors To Be Elected To Serve Until the 2010 Annual Meeting):

Name (Age)	Served As Director Since[1]	Principal Occupation During Past Five Years
Ronald L. Hicks (60)	1985	Chairman of the Board of the Company since 1998; Attorney, of Counsel to Jarrell, Hicks and Sasser, Spotsylvania County, Virginia; Chairman of the Board of Union Bank and Trust Company from 1987 to 2003.

W. Tayloe Murphy, Jr. (74)	1966	Attorney, Warsaw, Virginia; Secretary of Natural Resources, Commonwealth of Virginia, from 2002 to 2005; Delegate of the Virginia General Assembly from 1982 to 2000.

A. D. Whittaker (67)	1981	President, A. D. Whittaker, Inc., a commercial construction firm in Hanover County, Virginia.

(1)	Messrs. Caton, McCann, Moore, Morin, and Tillett were appointed to the Board in the respective years indicated, and each director has served on the Board of Directors of the Company since the consummation of the affiliation of Union Bancorp, Inc. and Northern Neck Bankshares Corporation in July 1993, which created the Company. The dates for Messrs. Beale, Hicks, and Whittaker indicate when each was first elected to the Board of Directors of Union Bank and Trust Company. Mr. Murphy was first elected to the Board of Directors of Northern Neck State Bank in 1966.

Class I (Directors Serving Until the 2009 Annual Meeting):

Name (Age)	Served As Director Since[1]	Principal Occupation During Past Five Years
Douglas E. Caton (64)	2004	Chief Executive Officer of Management Services Corporation, a Charlottesville, Virginia based regional real estate management, development and brokerage company which purchases and constructs apartments and commercial buildings; Chairman of the Board of Guaranty Financial Corporation from 1990 to 2004; Major General, United States Army Reserve, Retired.

R. Hunter Morin (63)	2003	President and Founder of GeMROI Company, a Fredericksburg, Virginia based marketing organization that provides marketing, merchandising, and sales for a variety of major millwork and building materials manufacturers.

Ronald L. Tillett (51)	2003	Managing Director, Public Finance, Morgan Keegan & Company, Inc. since 2001; Secretary of Finance, Commonwealth of Virginia, from 1996 to 2001.

Class III (Directors Serving Until the 2008 Annual Meeting):

Name (Age)	Served As Director Since[1]	Principal Occupation During Past Five Years
G. William Beale (57)	1990	President and Chief Executive Officer of the Company since its inception in 1993; President and Chief Executive Officer of Union Bank and Trust Company from 1991 to 2004.

Patrick J. McCann (50)	2004	Private Investor; served as Senior Finance Executive for Bank of America-Florida Division from 1998 to 2000; Corporate Director of Finance from 1996 to 1998 and Corporate Controller and Chief Accounting Officer from 1992 to 1996 for Barnett Banks, Inc.

Hullihen W. Moore (64)	2004	Photographer and writer; Member/rotating Chairman, Virginia State Corporation Commission, from 1992 to 2004; Attorney, Christian and Barton, Richmond, Virginia, from 1968 to 1992.

CORPORATE GOVERNANCE

The Board and Board Meetings

Each director is expected to devote sufficient time, energy and attention to ensure diligent performance of the director’s duties and to attend all regularly scheduled Board, committee, and shareholder meetings. Each director, other than Mr. Beale, has been deemed by the Board of Directors as an “independent director” as such term is defined in Rule 4200(a)(15) of the Marketplace Rules of The Nasdaq Stock Market, Inc. (“NASDAQ”). In making this determination, the Board has concluded that none of these members has a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

There were nine meetings of the Board of Directors in 2006, and at least once a quarter, the non-management directors met without management in attendance for a portion of the meeting. Each director attended greater than 75% of the aggregate number of meetings of the Board of Directors and its committees of which he was a member in 2006.

Board Committees

The Board of Directors has, among others, a standing Executive Committee, Audit Committee, Nominating Committee, and Compensation Committee.

Executive Committee. The Executive Committee is composed of Ronald L. Hicks, Chairman, G. William Beale, Douglas E. Caton, W. Tayloe Murphy, Jr., and A. D. Whittaker. The committee, which is subject to the supervision and control of the Board of Directors, has been delegated substantially all of the powers of the Board of Directors to act between meetings of the Board, except for certain matters reserved to the Board by law. There were two meetings of the Executive Committee in 2006.

Audit Committee. The Audit Committee is composed of Ronald L. Tillett, Chairman, Patrick J. McCann, Hullihen W. Moore, and R. Hunter Morin. In addition, each of the Company’s subsidiary banks has designated one of its directors to serve as a non-voting advisor to the Audit Committee. These advisors include Daniel I. Hansen of the Union Bank and Trust Company Board, William H. Hughes of the Northern Neck State Bank Board, Elizabeth B. Jones of the Rappahannock National Bank Board, Alison Morrison of the Bay Community Bank Board, and Thomas R. Williams, Jr. of the Prosperity Bank & Trust Company Board. The functions of the committee are to engage the independent certified public accountants, to approve the scope of the independent accountants’ audit, to review the reports of examination by the regulatory agencies, the independent accountants and the internal auditor, and to issue its reports to the Board of Directors. All members of the Audit Committee are “independent directors” as defined by applicable NASDAQ and Securities and Exchange Commission (the “SEC”) rules. Mr. Tillett is a “financial expert” as defined by the regulations of the SEC and all Audit Committee members have significant financial experience in accordance with applicable NASDAQ rules. The Audit Committee met ten times in 2006. A copy of the committee’s charter may be found on the Company’s website: www.ubsh.com.

Compensation Committee. The Compensation Committee consists of Ronald L. Hicks, Chairman, Douglas E. Caton, Ronald L. Tillett, and A. D. Whittaker, each of whom is an “independent director” as defined by applicable NASDAQ rules. The function of this committee is to recommend the compensation to be paid to the executive officers of the Company. It also administers all incentive and stock option plans for the benefit of such officers and directors eligible to participate in such plans. The Compensation Committee met six times in 2006. A copy of the committee’s charter may be found on the Company’s website: www.ubsh.com.

Nominating Committee. The Nominating Committee consists of W. Tayloe Murphy, Jr., Chairman, R. Hunter Morin, Patrick J. McCann, and Hullihen W. Moore, each of whom is an “independent director” as defined by applicable NASDAQ rules. The function of this committee is to recommend individuals for election to the Board of Directors of the Company. The Nominating Committee will accept recommendations from shareholders consistent with the provisions of proposed Rule 14a-11 of the Securities Exchange Act of 1934. The Nominating Committee met one time in 2006. A copy of the committee’s charter may be found on the Company’s website: www.ubsh.com.

Compensation Committee Interlocks and Insider Participation

All members of the Compensation Committee are independent directors, and none of them is a present or past employee or officer of the Company or its subsidiaries.

During 2006 and up to the present time, there were transactions between Union Bank and Northern Neck State Bank and certain members of the Compensation Committee, or their associates, all consisting of extensions of credit by either bank in the ordinary course of its business. Each transaction was made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with the general public. In the opinion of management, none of the transactions involves more than the normal risk of collectibility or presents other unfavorable features.

Shareholder Communication

Shareholders may communicate with all or any member of the Board of Directors by addressing correspondence to the “Board of Directors” or to the individual director and addressing such communication to Janis Orfe, Corporate Secretary, Union Bankshares Corporation, P. O. Box 446, Bowling Green, Virginia 22427-0446. All communications so addressed will be forwarded to the Chairman of the Board of Directors (in the case of correspondence addressed to the “Board of Directors”) or to the individual director without exception. All of the directors attended the Annual Meeting of Shareholders held in 2006. Consistent with the Company’s corporate governance guidelines, directors are expected to attend the 2007 Annual Meeting and each should be available to shareholders to discuss Company matters. A copy of the corporate governance guidelines is available on the Company’s website: www.ubsh.com.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee’s Report to the Shareholders, which follows, was approved and adopted by the committee on February 28, 2007.

The Board of the Company has a standing Audit Committee that consists of the independent directors whose names appear at the end of this report.

While management has the primary responsibility for the financial statements and the reporting process, including the Company’s system of internal controls, the Audit Committee monitors and reviews the Company’s financial reporting process on behalf of the Board of Directors. The role and responsibilities of the Audit Committee are set forth in a written charter adopted by the Board. The Committee reviews and reassesses its charter periodically and recommends any changes to the Board for approval. Under applicable law, the selection of the Company’s independent auditors is the sole responsibility of the Audit Committee.

The Company’s independent registered auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with accounting principles generally accepted in the United States of America and to issue a report thereon. The Audit Committee monitors these processes. However, the Audit Committee does not complete its monitoring prior to the Company’s public announcements of financial results and, necessarily, in its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered auditors, who, in their report, express an opinion on the conformity of the Company’s consolidated annual financial statements to accounting principles generally accepted in the United States of America.

In this context, the Audit Committee met and held discussions with management and the Company’s independent registered public accounting firm, Yount, Hyde & Barbour, P. C. (“YHB”), with respect to the Company’s financial statements for the fiscal year ended December 31, 2006. Management represented to the Audit Committee that the consolidated financial statements of the Company were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee reviewed and discussed the consolidated financial statements with management and the independent registered auditors. The Audit Committee also discussed with the independent registered auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

In addition, the Audit Committee discussed with the independent registered auditors the auditors’ independence from the Company and its management, and the independent registered auditors provided to the Audit Committee the written disclosures and letter required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

The Audit Committee also discussed with the Company’s internal and independent registered auditors the overall scope and plans for their respective audits. The Audit Committee met with the internal and independent registered auditors, with and without management’s presence, to discuss the results of their examinations, the evaluations of the internal controls of the Company, and the overall quality of the financial reporting of the Company.

Principal Accounting Fees

External auditors billed the following fees for services provided to the Company during 2006 and 2005:

	YHB
	2006	2005
Audit fees[1]	$177,000	$154,800
Audit-related fees[2]	25,200	24,000
Tax fees[3]	—	10,500
All other fees	—	—

Total	$202,200	$189,300

(1)	Audit fees: Audit and review services, consents, review of documents filed with the SEC; the Union Mortgage Group, Inc. stand alone audit in compliance with governmental auditing standards; attestation on management’s assertion regarding the adequacy of internal controls in accordance with Section 404 of the Sarbanes-Oxley Act; and attest report on internal controls under the Federal Deposit Insurance Corporation Improvement Act.
(2)	Audit-related fees: Employee benefit plan audits; and consultation concerning financial accounting, reporting standards and other related issues.

(footnotes continued on next page)

(3)	Tax fees: Preparation of federal and state tax returns; review of quarterly estimated tax payments; and consultation regarding tax compliance issues. For the year ended December 31, 2006, tax services have been assigned to a public accounting firm other than YHB, which firm’s fees are comparable to those paid to YHB for similar services.

The Audit Committee has considered the provision by YHB of the above non-audit services to the Company and has determined that the provision of these services by YHB is compatible with maintaining the firm’s independence from the Company. During the year, each engagement beyond the scope of the annual audit engagement was pre-approved by the Audit Committee.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the Securities and Exchange Commission.

Members of the Audit Committee

Ronald L. Tillett, Chairman

Patrick J. McCann

Hullihen W. Moore

R. Hunter Morin

EXECUTIVE OFFICERS

The executive officers of the Company, who are sometimes referred to in this Proxy Statement as the “Executive Group,” are listed below:

Name (Age)	Title and Principal Occupation During Past Five Years
G. William Beale (57)	President and Chief Executive Officer of the Company since its inception in 1993; President and Chief Executive Officer of Union Bank and Trust Company from 1991 to 2004.

D. Anthony Peay (47)	Chief Financial Officer of the Company since 1994; Executive Vice President of the Company since 2003, and Senior Vice President of the Company from 2000 to 2003.

John C. Neal (57)	Executive Vice President/Chief Banking Officer of the Company since 2005; President and Chief Executive Officer of Union Bank and Trust Company since 2004; Executive Vice President and Chief Operating Officer of Union Bank and Trust Company from 1997 to 2004.

OWNERSHIP OF COMPANY COMMON STOCK

The following table sets forth, as of March 2, 2007, certain information with respect to the beneficial ownership of the Company’s common stock held by each director and director-nominee of the Company, each executive officer named in the Summary Compensation Table below, and by all the directors and executive officers as a group. As of March 2, 2007, no shareholder of the Company beneficially owned 5% or more of the Company’s common stock.

Name	Amount and Nature of Beneficial Ownership[1]	Percent of Class
G. William Beale	74,473(2)(3)	*
Douglas E. Caton	428,643	3.16%
Ronald L. Hicks	51,881(2)	*
Patrick J. McCann	2,720	*
Hullihen W. Moore	27,846(2)	*
R. Hunter Morin	17,725	*
W. Tayloe Murphy, Jr.	148,090(2)	1.09%
Ronald L. Tillett	7,751	*
A. D. Whittaker	93,792(2)	*
John C. Neal	32,825(2)(3)	*
D. Anthony Peay	17,735(2)(3)	*

All directors and executive officers as a group (11 persons)	905,481(2)(3)	6.67%

*	Represents less than 1% of the Company’s common stock.
(1)	For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 under which, in general, a person is deemed to be the beneficial owner of a security if he has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he has the right to acquire beneficial ownership of the security within 60 days.
(2)	Includes shares held by affiliated corporations, close relatives and dependent children, or as custodians or trustees, as follows: Mr. Beale, 18,860 shares; Mr. Caton, 21,050 shares; Mr. Hicks, 12,064 shares; Mr. McCann, 201 shares; Mr. Morin, 642 shares; Mr. Murphy, 2,772 shares; Mr. Whittaker, 4,790 shares; and Mr. Neal, 642 shares.
(3)	Includes shares that may be acquired pursuant to currently exercisable stock options granted under the Company’s 1993 Stock Incentive Plan and 2003 Stock Incentive Plan as follows: Mr. Neal, 19,005 shares; and Mr. Peay, 11,400 shares.

COMPENSATION DISCUSSION AND ANALYSIS

This section provides an overview and explanation of the material information relevant to understanding the objectives, policies and philosophy underlying the Company’s compensation programs for executives. To assist you in understanding certain disclosures that we are required to provide in this section, which we sometimes call the “CD&A”, we include a series of questions followed by narrative answers. Following the CD&A, we also provide information relating to executive and director compensation in a series of tables and accompanying narrative, some of which follow the Q&A format of this section.

Q. Does the Company have an overall executive compensation philosophy?

Yes. The “total compensation philosophy” of the Company is to compensate fairly our executives in a manner that is consistent with our identified industry peers and reward them for achieving the Company’s operational and financial goals and providing a growing return to our shareholders. Our compensation programs support management’s goals of hiring, retaining, and rewarding qualified executives who are critical to the successful execution of our short-term and long-term business strategies. Our compensation programs are strategy-focused, competitive, and, where appropriate, performance based.

Q. How does the industry-specific peer group fit into the Company’s executive compensation philosophy and strategy?

We use the peer group, and, where appropriate, standardized financial services data, to determine “compensation comparability” and we consider, among other organizational criteria, asset size, earnings, location, organizational structure, number of employees, market capitalization, and service offerings. We also use the same financial industry peer group to assess total compensation, and, when appropriate, short and long-term performance based awards.

Q. What are the elements of compensation for the executives/officers?

For 2006, the principal components of compensation for the Executive Officers were:

•	base salary;

•	performance-based cash incentive compensation; and

•	long-term equity compensation.

These components of compensation, along with certain other elements of compensation, are set forth in the Summary Compensation Table following this CD&A.

Q. How does the Company set the amount or formula for each element and how does each element fit into pay strategy?

When it sets compensation amounts, the Company takes into account specific items of corporate performance for each member of the Executive Group. Compensation for the Chief Executive Officer of the Company (Mr. Beale), the Chief Financial Officer of the Company (Mr. Peay), and the Chief Banking Officer of the Company (Mr. Neal) is determined by the Board of Directors, excluding Mr. Beale, based on the recommendation of the Compensation Committee of the Board. The Compensation Committee annually reviews and approves corporate goals and objectives relevant to each of the foregoing executive’s compensation, evaluates each executive’s performance in light of these goals and objectives, and recommends to the Board the compensation levels for the three members of the Executive Group based on these evaluations. In determining the long-term incentive component of the executive compensation, the Committee considers the Company’s performance and relative shareholder return, the value of similar incentive awards to executives with similar titles and attendant responsibilities at comparable companies, and the awards given to such persons in past years.

The Compensation Committee has retained Wachovia Employer Solutions Group (formerly part of Palmer & Cay Inc.) (“Wachovia”) to serve as the Committee’s independent executive compensation advisor. In April 2006, the Committee and Wachovia transitioned from a per-project fee arrangement to a retainer arrangement for ongoing advisory services to the Company.

The Board and the Compensation Committee establish overall compensation using both objective and subjective criteria based on the factors noted above. With respect to the objective portion of the performance evaluation, the Compensation Committee specifically considers the growth in earnings per share and the relative level of return on equity in its deliberations. The subjective component focuses on the Committee’s perception of the performance by the executive officer of his individual responsibilities as defined by the Committee and in comparison to the compensation paid to persons in comparable positions within the industry. The Company’s executive compensation program considers base salary its primary component, followed by short-term incentive compensation and long-term incentive compensation.

The targeted mix of cash and equity-based compensation for executives is on average 60% for base salary, 20% for annual incentives, and 20% for long-term equity. Incentive compensation for an individual executive may become a larger percentage of that person’s total direct compensation when he/she assumes significant responsibilities and has a significant impact on the financial and/or operational success of the Company.

Q. What are the objectives of the Company’s incentive compensation programs?

The overall objectives of the Company’s incentive compensation programs are straightforward – to attract, reward, and retain key executives for creating long-term value for shareholders of the Company. Each eligible executive can accomplish these objectives by maximizing Company and individual or division performance goals.

The Company’s “short-term” cash incentive compensation program is provided under the Management Incentive Plan (the “MIP”). The Company’s “long-term” incentive compensation program is provided through the grant of equity awards (e.g., stock options and restricted stock grants) under the Company’s 2003 Stock Incentive Plan (the “2003 SIP”).

Q. What exactly is the MIP and how long is the MIP in effect?

The MIP is an annual plan and there is a new MIP that begins each January 1st, which is the first day of the Company’s fiscal year. The Company adopted and approved the 2006 MIP on February 23, 2006. The Summary Compensation Table reflects payments earned in 2006 under the 2006 MIP by each member of the Executive Group, which payments were made on or about March 15, 2007.

Q. What specifically is the MIP designed to reward and how does the Company set the amounts of any “target awards”?

We recognize that the MIP can only reward the Company’s key executives who create value by looking at specific factors shortly after the end of the MIP fiscal year. Earlier in the MIP fiscal year, the MIP requires us to assign to each executive an incentive award target; this target number is calculated as a percentage of the executive’s year-end base salary. Generally, the target award of compensation is made to the executive if both the Company and the executive achieve certain targeted performance goals; however, the target award can be increased when performance exceeds expectations, or decreased if performance is below expectations.

For each eligible executive, the specific target award is weighted between the Company’s earnings per share (“EPS”) growth relative to its select peer group and cash basis return on equity (“CROE”) combined with individual/divisional goals. The Company’s MIP describes CROE as: Net Income plus Amortization of Intangibles divided by Average Tangible Equity. The specific individual/divisional goals are established and measured by the Chief Executive Officer who presents those goals to the Compensation Committee for its review and approval. The Compensation Committee also reviews and approves annually the select peer group that will be used for EPS growth comparative purposes.

Q. What exactly is the 2003 SIP?

The 2003 SIP is a long-term incentive plan, which makes available 525,000 shares for awards or “grants” to eligible employees of the Company and its subsidiaries in the form of stock options, stock appreciation rights, and restricted stock.

The 2003 SIP is administered by the Compensation Committee. The Compensation Committee determines which employees will be granted stock options and restricted stock grants and the terms and conditions, including any vesting schedule, for each award.

On December 30, 2005, the Company accelerated the vesting of stock options in order to eliminate the recognition of compensation expense associated with the affected options under SFAS No. 123R, which became effective beginning in the first quarter of 2006. We disclose here that for personal reasons, each member of the Executive Group decided not to accept the acceleration of the vesting of his respective stock options.

Q. What peer group does the Committee use as a guide?

In making compensation decisions, the Committee compares the principal elements of total compensation against a peer group of publicly-traded financial service companies. The companies comprising the peer group (excluding the Company) are:

Ameris Bancorp	First Community Bancshares, Inc.	S&T Bancorp Inc.
Bank of Granite Corporation	First Financial Holdings, Inc.	S.Y. Bancorp, Inc.
Capital Bank Corporation	First M&F Corporation	Sandy Spring Bancorp, Inc.
Cardinal Financial Corporation	First Mariner Bancorp	SCBT Financial Corporation
City Holding Company	First United Corporation	Southern Community Financial Corporation
Coastal Financial Corporation	FNB Corporation	Sterling Financial Corporation
Community Banks, Inc.	FNB Financial Services Corporation	Summit Financial Group, Inc.
Community Trust Bancorp, Inc.	FNB United Corp.	Virginia Commerce Bancorp Inc.
Farmers Capital Bank Corporation	LSB Bancshares, Inc.	Virginia Financial Group, Inc.
First Bancorp	Renasant Corporation

Q. How does the Committee benchmark against the peer group?

Generally, base compensation and targeted short and long-term variable compensation is established at the 50th percentile of the Company’s peer group.

Q. Are there other plans or agreements that relate to executive compensation?

Yes, there are certain employment agreements, and certain “change in control” or what we call Management Continuity Agreements. We describe these agreements in more detail below.

The Employment Agreements

G. William Beale. On July 25, 2006, the Company entered into an employment agreement (the “Agreement”) with G. William Beale, effective as of May 1, 2006, pursuant to which the Company will continue to employ Mr. Beale as President and Chief Executive Officer. The Agreement supersedes and replaces the employment agreement between the Company and Mr. Beale that was entered into in 1999 providing for his employment as President and Chief Executive Officer of the Company.

The Agreement, which has an initial term of three years, provides that beginning on the commencement of the employment period under the Agreement and on each day thereafter the term of the Agreement will automatically be extended an additional day, unless the Company gives notice that the employment term will not thereafter be extended.

Under the Agreement, Mr. Beale’s initial annual base salary will be $320,000, which will be reviewed annually by the Board of Directors. Mr. Beale will be entitled to annual cash bonuses and stock-based awards in such amounts as may be determined in accordance with the terms and conditions of the applicable management incentive plan adopted on an annual basis by the Board of Directors.

The Company may terminate Mr. Beale’s employment at any time for “Cause” (as defined in the Agreement) without incurring any additional obligations to him. If the Company terminates Mr. Beale’s employment for any reason other than for “Cause” or if Mr. Beale terminates his employment for “Good Reason” (as defined in the Agreement), the Company will generally be obligated to continue to provide the compensation and benefits specified in the Agreement for two years following the date of termination. Upon the termination of his employment, Mr. Beale will be subject to certain noncompetition and nonsolicitation restrictions.

If Mr. Beale dies while employed by the Company, the Company will continue to pay Mr. Beale’s designated beneficiary, or his estate, as applicable, an amount equal to Mr. Beale’s then current Base Salary for six months after Mr. Beale’s death. If Mr. Beale is terminated as a result of his disability as determined pursuant to the Agreement, then certain restrictions imposed by the Agreement shall not apply after he ceases to be employed by the Company.

The Agreement will terminate in the event that there is a change in control of the Company, at which time the Management Continuity Agreement, dated as of November 21, 2000, between the Company and Mr. Beale, will become effective and any termination benefits will be determined and paid solely pursuant to the Management Continuity Agreement.

John C. Neal and D. Anthony Peay. The Company has also entered into employment agreements with Messrs. Neal and Peay that contain substantially similar terms and which are modeled after Mr. Beale’s agreement. These agreements each have an initial term of two years, and, similar to Mr. Beale’s agreement, are renewed for an additional day during the term unless the Company gives notice that the employment term will not be extended.

Similar to Mr. Beale’s agreement, each employment agreement will terminate in the event that there is a change in control of the Company, at which time a Management Continuity Agreement for each executive officer will become effective and any termination benefits will be determined and paid solely pursuant to the Management Continuity Agreements.

The Executive Group/Potential Post-employment Payments. Estimated potential payments to members of the Executive Group upon the termination of their employment, including a termination following a change in control, are set forth in the table on page 20.

The Management Continuity Agreements

As stated above in the section describing their employment agreements, the Company has separate agreements with Messrs. Beale, Neal, and Peay that become effective upon a change in control of the

Company. Under the terms of each of these agreements, each of which is called a “Management Continuity Agreement,” the Company or its successor agrees to continue each of the Executive Group members in its employ for a term of three years after the date of a change in control (as defined in the Management Continuity Agreements). According to certain provisions of the Management Continuity Agreements, the Executive Group members will retain commensurate authority and responsibilities and compensation benefits. They will receive base salaries at least equal to those paid in the immediate prior year and bonuses at least equal to the annual bonuses paid prior to the change in control. If the employment of any of the Executive Group members is terminated during the three years other than for cause or disability (as defined in the Management Continuity Agreements), or if any of them should terminate employment because a material term of his agreement is breached by the Company, such terminating member will be entitled to a lump sum payment, in cash, not later than the 45th day after the date of termination. For Mr. Beale, this lump sum will be equal to 2.99 times the sum of Mr. Beale’s base salary, annual bonus and equivalent benefits; for each of Messrs. Neal and Peay, the lump sum cash payment will be equal to 2.0 times the sum of his respective base salary, annual bonus and equivalent benefits.

Q. Does the Company have any other plans or agreements, not already discussed above, that relate to any other form of compensation for the executives listed in the Summary Compensation Table?

Yes. The Company and members of the Executive Group are parties to certain separate agreements, each of which is known as a “Split Dollar Life Insurance Agreement.” We sometimes refer to these agreements as “BOLI” agreements. The acronym “BOLI” means “bank owned life insurance.” Generally, under each BOLI agreement, the Company agrees to apply to a reputable insurance company for an insurance policy on the executive’s life. The Company is the owner of the insurance policies and pays the insurance premiums for the policies. The insured executive is requested to designate his beneficiary upon death. A death benefit will be paid to the executive’s designated beneficiary, or to his estate, as may be applicable, under the provisions of the BOLI agreement, and a death benefit will also be paid to the Company.

The Company’s BOLI agreements with the members of the Executive Group, and the respective death benefit for each such executive’s designated beneficiary or estate, include a benefit equal to three times their respective annual compensation as of the date of termination. Messrs Beale, Neal, and Peay each have an additional BOLI agreement with a death benefit of $100,000.

Q. Does the Company have any Split Dollar Life Insurance Agreements with any employees other than the Executive Group?

Yes. The Company has other “Split Dollar Life Insurance Agreements” with certain other employees. Generally, these BOLI agreements are substantially similar to either or both of the BOLI agreements that the Company has with the Executive Group.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed with management the CD&A that appears above in this Proxy Statement. Based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the CD&A be included in this Proxy Statement.

Members of the Compensation Committee

Ronald L. Hicks, Chairman

Douglas E. Caton

Ronald L. Tillett

A. D. Whittaker

EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table provides information on the compensation accrued or paid by the Company or its subsidiaries during the calendar year 2006, pursuant to the SEC’s executive compensation disclosure requirements, for the chief executive officer, the chief financial officer, and the chief banking officer (the “Executive Group”). There were no other officers in a policy making position for the Company during 2006.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards[1] ($)	Option Awards[1] ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings[3] ($)	All Other Compensation ($)	Total ($)
G. William Beale[2] President & CEO Union Bankshares Corporation	2006	$315,000	$—	$42,393	$20,410	$85,306	$8,872	$19,786	$491,767

D. Anthony Peay EVP & CFO Union Bankshares Corporation	2006	$182,500	$—	$15,966	$12,913	$32,854	$—	$10,372	$254,605

John C. Neal EVP, Union Bankshares Corporation; President & CEO Union Bank and Trust Company	2006	$229,405	$—	$19,519	$14,579	$65,412	$—	$13,963	$342,878

(1)	For valuation and discussion of assumptions related to stock and option awards we refer you to the Company’s 2006 Form 10-K footnote 10 “Employee Benefits”. The dollar amounts reflected above for Stock and Option Awards are valued consistent with their compensation cost recognized in accordance with FAS 123R. Stock Awards consist of both restricted and performance based awards. The amounts for 2006 reflect the vesting amounts of both types of awards.
(2)	$22,838 of Mr. Beale’s compensation has been voluntarily deferred into the Virginia Bankers Association’s nonqualified deferred compensation plan for Union Bankshares Corporation.
(3)	Represents the change in actuarial present value under the deferred supplemental compensation program for the prior completed fiscal year.

2006 ALL OTHER COMPENSATION TABLE

Name	Insurance Premiums	Company Contributions to Retirement and 401(k) Plans	Dividends on Restricted Stock Awards[1]	Other Plan Payments[2]	BOLI Income	Total
G. William Beale	$3,651	$5,850	$1,126	$6,300	$2,859	$19,786

D. Anthony Peay	$—	$5,475	$438	$3,650	$809	$10,372

John C. Neal	$—	$6,882	$551	$4,588	$1,942	$13,963

(1)	The executives receive the same cash dividends on restricted shares as holders of regular common stock.
(2)	The 2% bonus was available to all employees beginning in 1999 in lieu of disbanding a defined benefit plan. The amount provided was available to all eligible employees, at that time, and is currently determined as 2% of base salary or commissions.

Stock Option Grants and Stock Awards in 2006 under the 2006 MIP and the 2003 SIP

As described above, the Company’s 2003 Stock Incentive Plan provides for “grants” of stock options, stock appreciation rights and restricted stock to executive officers and key employees of the Company and its subsidiaries. The table below provides estimates for both non-equity and equity incentive plan awards, if any. The non-equity component relates to the cash, or short-term portion, of the 2006 MIP and the equity component relates to the award, or long-term portion, of the 2003 SIP.

The estimated future payouts under non-equity incentive plan awards (the short-term cash portion) are shown below. For each eligible executive, the specific target award is weighted between the Company’s earnings per share (“EPS”) growth relative to its select peer group and cash basis return on equity combined with individual/divisional goals. The Company and individual/divisional percentage payouts are based on a percentage of annual base salary which generally ranges from 15% to 45%. Under the terms of the 2003 MIP, the maximum aggregate annual cash award payout for all participants in the 2003 MIP may not exceed 3% of net income.

Q. Did the Company make any awards of either stock options or stock to the executives identified in the Summary Compensation Table in 2006?

The Company did not make any stock option awards during 2006 to the executives identified in the Summary Compensation Table, as shown in the table that follows below. However, the Company did award stock to each of the listed executives as part of its overall compensation and retention strategy. The amount of each stock award was determined as a percentage of annual salary and generally ranged from 30% to 50% of the executive’s respective annual base salary. This equity component of compensation is divided between restricted (time-based) stock grants and performance-based stock grants. The restricted shares vest 50% on each of the third and fourth anniversaries of the date of the grant. The performance-based shares are subject to vesting on the fourth anniversary of the date of the grant based on the performance of the Company’s stock price.

Q. How does the Company determine the awards for performance-based shares of the Company’s common stock?

The Company’s Board of Directors awarded the right to earn performance-based shares of Company common stock to the executive officers for the 2006-2009 performance period under the 2003 SIP. These awards are determined according to each participant’s salary level, based on survey data and do not vary based on individual performance. The actual payouts of these performance-based shares, if any, will be determined by a non-discretionary formula, which measures the Company’s performance over a four-year period using total shareholder return (including reinvestment of dividends) measured over the performance period relative to the Company’s select peer group. During 2006, each participant received an additional 20% of his/her targeted grant value in restricted stock and performance stock. This additional 20% award is only made if the Company achieves at or above the 75th percentile of its select peer group for total shareholder return performance for the previous year. The value of the restricted stock awards is calculated by multiplying the fair market value of the Company’s common stock on grant date (February 1, 2006) of $29.93 by the number of shares awarded. Executives have the right to vote the shares and to receive cash or stock dividends, if any, except for the shares under the performance-based component.

GRANTS OF PLAN-BASED AWARDS IN 2006

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value of Stock And Option Awards[1]
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
G. William Beale	2/1/2006	$14,400	$85,306	$161,388	—	1,490	1,788	1,788	—	$29.93	$98,111

D. Anthony Peay	2/1/2006	6,475	32,854	72,568	—	579	695	695	—	29.93	38,125

John C. Neal	2/1/2006	10,464	65,412	117,278	—	729	875	875	—	29.93	48,002

(1)	Represents aggregate grant date fair value of stock awards granted pursuant to the Company’s 2003 Stock Incentive Plan in accordance with FAS 123R. This equity component of compensation is divided between restricted (time-based) stock grants and performance-based stock grants. The restricted shares vest 50% on each of the third and fourth anniversaries of the date of the grant. The performance-based shares are subject to vesting on the fourth anniversary of the date of the grant based on the performance of the Company’s stock price. The value of the restricted stock awards is calculated by multiplying the fair market value of the Company’s common stock on grant date (February 1, 2006) of $29.93 by the number of shares awarded. Officers have the right to vote the shares and to receive cash or stock dividends, if any, except for the shares under the performance based component.

Outstanding Equity Awards Value at Year-End

The following table shows certain information with respect to the number and value of unexercised options and stock awards year-end for the members of the Executive Group. This table discloses outstanding awards whose ultimate value is unknown and has not been realized (i.e., dependent on future results of certain measures). We include information regarding outstanding awards for stock options and non-vested stock (includes restricted and performance stock).

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2006

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($)
G. William Beale	1,500	—	—	$8.54	1/25/2011	3,290	$100,641	3,290	$100,641
	2,100	1,050	—	10.67	1/02/2012
	3,150	2,100	—	18.58	1/23/2013
	2,100	3,150	—	22.65	1/29/2014

D. Anthony Peay	3,000	—	—	13.42	1/22/2008	1,237	37,840	1,237	37,840
	750	—	—	8.54	1/25/2011
	2,400	600	—	10.67	1/02/2012
	1,800	1,200	—	18.58	1/23/2013
	1,500	2,250	—	22.65	1/29/2014

John C. Neal	6,000	—	—	13.42	1/22/2008	1,508	46,130	1,508	46,130
	1,755	—	—	8.67	2/20/2010
	2,250	—	—	8.54	1/25/2011
	3,000	750	—	10.67	1/02/2012
	2,250	1,500	—	18.58	1/23/2013
	1,500	2,250	—	22.65	1/29/2014

The market value of the stock awards that have not vested, as shown in the above table, was determined based on the per share market price of the Company’s common stock on December 31, 2006 ($30.59).

Stock Option Exercises and Stock Vested in 2006

The following table provides information that is intended to enable investors to understand the value of the equity realized by a member of the Executive Group upon exercise of options and/or the vesting of stock during the most recent fiscal year.

OPTION EXERCISES AND STOCK VESTED IN 2006

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
G. William Beale	—	$—	—	—

D. Anthony Peay	1,500	32,370	—	—

John C. Neal	—	—	—	—

Mr. Peay’s value realized upon exercise, as set forth in the above table, was determined as the difference between the market price on the date of exercise ($30.12) and the exercise price of the stock option ($8.54) multiplied by the number of shares acquired on exercise.

Employee and/or Director Benefit Plans

Q. Does the Company have any type of deferred compensation plans for employees and/or directors? If so, what compensation will be paid under them?

Yes, there is a type of deferred compensation plan for some directors. By way of background, in 1985, Union Bank and Trust Company (“Union Bank”) offered its directors the option to participate in a deferred supplemental compensation program. Certain directors have entered into agreements with Union Bank to participate in this program. To participate in this program, a director must have elected to forego the director’s fees that would otherwise be payable to him by Union Bank for a period of 12 consecutive months beginning immediately after his election to participate.

While its obligation under each supplemental compensation agreement represents an unsecured, general obligation of Union Bank, a substantial portion of the benefits payable under the agreements is funded by key-person life insurance owned by Union Bank on each director. The fees deferred by each participating director in 1985 were applied towards the first year’s premium expense of a life insurance policy and thereafter Union Bank has paid the premiums. Similarly, in 1991, a sum equivalent to one year of director compensation was applied towards the first year’s premium expense of a life insurance policy on the life of Mr. Beale; subsequently, Union Bank has paid the premium necessary to continue the subject life insurance policy in effect.

Each supplemental compensation agreement provides that the director will receive from Union Bank a designated fixed amount, payable in equal monthly installments over a period of 10 years beginning upon the director’s “Normal Retirement Date,” which is defined in the agreements to be the last day of the month in which the director reaches age 65. No interest is paid on the installments. The amount of each director’s monthly benefit is actuarially determined based on, among other factors, the age and health condition of each director at the time he elects to participate in the program. In the event a director retires but dies before receiving all the installments due under the agreement, Union Bank has the option of making one lump sum payment (based on the discounted present value of the remaining installment obligation) to the director’s designated beneficiary or his estate or continuing the balance of the installment payments in accordance with the original payment plan. Each agreement further provides that a reduced fixed amount is payable in the event of a director’s death prior to reaching the Normal Retirement Date.

The supplemental compensation agreement with Mr. Beale calls for Union Bank to pay him $26,500 per year for ten years upon his Normal Retirement Date. The Company’s other participating directors receive or will receive from Union Bank an annual installment in the respective following amounts upon reaching the Normal Retirement Date(s) as follows: Mr. Hicks, $55,364, and Mr. Whittaker, $16,345. As of December 31, 2006, Union Bank had accrued approximately $1,081,865 to cover its obligations under all of the supplemental compensation agreements with current and former directors who participate in the director deferred compensation plan.

While the insurance policies were purchased as a means of funding the deferred compensation liability created under this plan, there exists no obligation to use any insurance funds from policy loans or death proceeds to curtail the deferred compensation liability.

Q. Does any member of the Executive Group participate in a nonqualified deferred compensation plan?

Yes, and the following table and narrative summarize the nonqualified deferred compensation for two members of the Executive Group.

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
G. William Beale	$22,838	$—	$17,849	$—	$186,898

D. Anthony Peay	$—	$—	—	—	$—

John C. Neal	$—	$—	$2,092	—	$26,320

Messrs. Beale and Neal have elected to participate in the Company’s non-qualified deferred compensation plan administered by the Virginia Bankers Association Benefits Corporation. Contributions reflected above have been reported in the Summary Compensation Table. Earnings reflected above have not been reported in the Summary Compensation Table.

The Virginia Bankers Association’s (“VBA”) nonqualified deferred compensation plan is a defined contribution plan under which contributions are posted to the participant’s account and the account is credited with earnings commensurate with the elected investments. These investments are held in a “rabbi trust” administered by the VBA Benefits Corporation. The funds are to be held in the rabbi trust until such time as the executive or director is entitled to receive a distribution.

Post-employment Compensation

Q. Are any of the executives listed in the Summary Compensation Table entitled to receive any payments from the Company if their employment ceases or there is a change of control? If so, how much could each be paid?

Yes, as discussed in the CD&A above, each member of the Executive Group, is a party to his respective employment agreement and his respective “change in control” or Management Continuity Agreement. We disclose in the following table the estimated potential payments, including any related tax gross-ups, which would be due to each of the executives under two different scenarios, if either had occurred as of December 31, 2006: termination under the executive’s employment agreement, or a pay out under his Management Continuity Agreement.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Name	Benefit	Before Change in Control Termination Without Cause or for Good Reason	After Change in Control Termination Without Cause or for Good Reason	Death Benefits	Disability Benefits
G. William Beale	Post Termination Compensation	$640,000	$956,800	$160,000	$45,000
	Early vesting of Restricted Stock	100,641	100,641	—	—
	Health care benefits continuation	7,911	7,911	—	15,822
	Early vesting of Performance Stock	100,641	100,641	—	—
	Early vesting of Stock Options	71,148	71,148	—	—
	Excise Tax Gross-up	—	459,293	—	—

	Total Value	$920,341	$1,696,434	$160,000	$60,822

D. Anthony Peay	Post Termination Compensation	$370,000	$370,000	$92,500	$32,375
	Early vesting of Restricted Stock	37,840	37,840	—	—
	Health care benefits continuation	7,160	7,160	—	14,320
	Early vesting of Performance Stock	37,840	37,840	—	—
	Early vesting of Stock Options	44,231	44,231	—	—

	Total Value	$497,071	$497,071	$92,500	$46,695

John C. Neal	Post Termination Compensation	$465,080	$465,080	$116,270	$40,695
	Early vesting of Restricted Stock	46,130	46,130	—	—
	Health care benefits continuation	9,512	9,512	—	19,024
	Early vesting of Performance Stock	46,130	46,130	—	—
	Early vesting of Stock Options	50,820	50,820	—	—

	Total Value	$617,671	$617,671	$116,270	$59,719

Q. Does the Company have a defined benefit plan or a defined contribution plan?

No, the Company does not participate in a defined benefit plan; however, the Company does have a defined contribution plan for all eligible employees, including members of the Executive Group. This plan is known formally as the Union Bankshares Corporation 401(k) Profit Sharing Plan, or informally as the 401(k) Plan. All members of the Executive Group participate in the 401(k) Plan. Each employee participant is fully vested in his/her own contributions to the 401(k) Plan. The Company provides discretionary matching contributions to plan participants, which matching contributions are fully vested after 6 years.

Q. Does the Company have a pension plan or some kind of similar plan for any of the executives listed that is tied to a retirement age?

Yes, as we have stated above, certain directors have supplemental compensation agreements that are tied to a “Normal Retirement Age”, which is defined to be age 65. Because Mr. Beale serves as a director and is the Chief Executive Officer of the Company, we provide the following tabular information relating to his entitlement to the supplemental compensation, including the present value of the accumulated benefit for him.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
G. William Beale	Deferred Supplemental Compensation Program	18	$72,761	$—

D. Anthony Peay	—	—	$—	$—

John C. Neal	—	—	$—	$—

Mr. Beale has been credited with 18 years of service and is currently eligible to receive benefits at his Normal Retirement Date. Age 65 has been used for purposes of calculating the present value of accumulated benefit.

DIRECTOR COMPENSATION

Q. Are the directors of the Company paid for their services, and if so, how are they paid?

Yes, as compensation for their services, each member of the Board of Directors of the Company receives $1,000 for each meeting of the Board attended and $500 for each committee meeting attended. Additionally, each director who attends a minimum of 75% of all Board and committee meetings since the last Annual Meeting of Shareholders (or since the appointment of a new director in the case of a new director’s first year of service) receives a $25,000 annual retainer (or pro-rated portion thereof in the case of a new director) paid in shares of the Company’s common stock based on the average closing price on the five consecutive trading days ending on December 1st of each year. Mr. Hicks receives an additional $3,500 annual stock retainer for serving as Board chair. Mr. Tillett receives an additional annual stock retainer of $3,500 for serving as chair of the Audit Committee. Mr. Beale does not receive any additional compensation above his regular salary for his service as a director or for attending any Board or committee meetings; thus, Mr. Beale is not listed in the Director Compensation table that follows.

The following table summarizes the director compensation paid by the Company during 2006.

DIRECTOR COMPENSATION

Name	Fees Earned Or Paid in Cash ($)	Stock Awards[1] ($)	All Other Compensation[2] ($)	Total ($)
Douglas E. Caton	$9,425	$25,000	$—	$34,425
Ronald L. Hicks	10,175	28,500	2,520	41,195
Patrick J. McCann	12,175	25,000	—	37,175
Hullihen W. Moore	12,050	25,000	—	37,050
R. Hunter Morin[3]	10,850	25,000	—	35,850
W. Tayloe Murphy, Jr.	8,125	25,000	—	33,125
Ronald L. Tillett	13,550	28,500	—	42,050
A. D. Whittaker	8,025	25,000	18,865	51,890

(1)	Represents the value of stock awards on the date of grant to each director. Messrs. Hicks and Tillett each receive an additional $3,500 in stock awards as a result of chairing the Board and Audit

(footnotes continued on next page)

Committee, respectively. The equivalent number of stock awards outstanding at 12/31/06 represented the same number of stock awards granted during the year. The stock was awarded after the ex-dividend date during the 4th quarter of 2006.

(2)	Messrs. Hicks and Whittaker each have life insurance premiums paid on their behalf of $2,520. The policies provide for certain proceeds to be paid to the Company upon the death of either Mr. Hicks or Mr. Whittaker. Mr. Whittaker received payments of $16,345 from the deferred supplemental compensation plan during the year 2006.
(3)	Mr. Morin has elected to defer both cash and stock awards into the Virginia Bankers Association’s non-qualified deferred compensation plan for the Company.

INTEREST OF DIRECTORS AND OFFICERS IN CERTAIN TRANSACTIONS

Certain directors and officers of the Company and its subsidiaries and members of their immediate families, and corporations, partnerships and other entities with which such persons are associated, are customers of Union Bank and Trust Company, Northern Neck State Bank, Rappahannock National Bank, Bay Community Bank (formerly Bank of Williamsburg), Prosperity Bank & Trust Company, Union Investment Services, Inc., and Union Mortgage Group, Inc. (formerly Mortgage Capital Investors, Inc.). As such, these persons engaged in transactions with the Company and its subsidiaries in the ordinary course of business during 2006, and will have additional transactions with these companies in the future. All loans extended and commitments to lend by the banks to such persons are made in the ordinary course of business upon substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons and do not involve more than the normal risk of collection or present other unfavorable features.

INDEPENDENT AUDITORS

The Audit Committee has appointed Yount, Hyde & Barbour, P. C. as the Company’s independent public accountants for the year ending December 31, 2007. Yount, Hyde & Barbour, P. C. has been serving the Company since 1999. Representatives of Yount, Hyde & Barbour, P. C. are expected to be present at the Annual Meeting and will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, directors and executive officers of the Company are required to file reports with the Securities and Exchange Commission indicating their holdings of and transactions in the Company’s common stock. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company, insiders of the Company complied with all filing requirements during 2006, with the exception of certain SEC Form 4s (“Statement of Changes in Beneficial Ownership”), which reports were not timely filed due to administrative timing issues. Regarding the late filed Form 4s, the Company decided to make its stock awards for each director’s annual service (other than Mr. Beale) in mid-December 2006 and the Company filed the Form 4s relating to those awards the following week. There were 12 late Form 4 filings for Mr. Caton, all attributable to his “automatic” monthly transactions, which were not posted to his statements until the end of each month.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors of the Company has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy intend to vote such proxy, to the extent entitled, in accordance with the recommendation of the Board of Directors.

SHAREHOLDER PROPOSALS

In order for a shareholder proposal to be considered for possible inclusion in the 2008 Proxy Statement, it must be received by the Company’s Corporate Secretary, Janis Orfe, Union Bankshares Corporation, P. O. Box 446, Bowling Green, Virginia 22427-0446 on or before November 17, 2007.

ADDITIONAL INFORMATION

“Householding” of Proxy Materials. The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify us by sending a written request to the Company’s Corporate Secretary, Janis Orfe, at Union Bankshares Corporation, P. O. Box 446, Bowling Green, Virginia 22427-0446.

Annual Report on Form 10-K. Accompanying this Proxy Statement is a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006. The Company encourages its shareholders to read the Form 10-K as it contains information on the Company and its subsidiaries, as well as the Company’s audited financial statements.

DIRECTIONS TO THE COMPANY’S NEW OPERATIONS CENTER

Union Bankshares Corporation

Operations Center

24010 Partnership Boulevard

Ruther Glen, VA 22546

From the East:

301 South to Bowling Green

Bypass Bowling Green onto 207 West (Rogers Clark Blvd)

207 West to Route 1 North

Turn Right at either Lorraine Drive or Integrity Way

Follow signs to UBSH Operations Center

From the South:

Interstate 85 North, 95 North or 64 West to 295 North (Bypass)

295 North to Interstate 95 North

Follow 95 North to Carmel Church (Exit 104)

Bear Left off Exit onto 207 West (Rogers Clark Blvd)

207 West to Route 1 North

Turn Right at either Lorraine Drive or Integrity Way

Follow signs to UBSH Operations Center

From the West:

Interstate 81 to Interstate 64 East

Interstate 64 East to 295 South (Bypass)

295 South to Interstate 95 North

Follow 95 North to Carmel Church (Exit 104)

Bear Left off Exit onto 207 West (Rogers Clark Blvd)

207 West to Route 1 North

Turn Right at either Lorraine Drive or Integrity Way

Follow signs to UBSH Operations Center

From the North:

Interstate 95 South to Carmel Church (Exit 104)

Bear Right off Exit onto 207 West (Rogers Clark Blvd)

207 West to Route 1 North

Turn Right at either Lorraine Drive or Integrity Way

Follow signs to UBSH Operations Center

☒	PLEASE MARK VOTES	REVOCABLE PROXY
	AS IN THIS EXAMPLE	UNION BANKSHARES CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

APRIL 17, 2007

The undersigned hereby appoints G. William Beale and Janis Orfe, jointly and severally, proxies, with full power to act alone and with full power of substitution, to represent the undersigned and vote all shares of the Company standing in the name of the undersigned at the Annual Meeting of Shareholders of Union Bankshares Corporation to be held on Tuesday, April 17, 2007, at 3:00 p.m. at 24010 Partnership Boulevard, Ruther Glen, Virginia 22546, or any adjournment thereof, on each of the following matters:

	For	With- hold	For All Except
1. To elect three Class II directors to serve until the Annual Meeting of Shareholders in 2010. (except as marked to the contrary below):	☐	☐	☐

Ronald L. Hicks, W. Taylor Murphy, Jr., and A.D. Whittaker

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

2. The transaction of any other business which may properly come before the Annual Meeting. Management at present knows of no other business to be presented at the Annual Meeting.

The meeting will be followed by a reception. Please check this box if you plan to attend.			☐

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” each proposal.

Please be sure to sign and date this Proxy in the box below.	Date

Shareholder sign above Co-holder (if any) sign above

+	+

    Detach above card, sign, date and mail in postage paid envelope provided

UNION BANKSHARES CORPORATION

When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one fiduciary, all should sign. All joint owners MUST sign
PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

☒	PLEASE MARK VOTES	REVOCABLE PROXY
	AS IN THIS EXAMPLE	UNION BANKSHARES CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

APRIL 17, 2007

The undersigned hereby appoints G. William Beale and Janis Orfe, jointly and severally, proxies, with full power to act alone and with full power of substitution, to represent the undersigned and vote all shares of the Company standing in the name of the undersigned at the Annual Meeting of Shareholders of Union Bankshares Corporation to be held on Tuesday, April 17, 2007, at 3:00 p.m. at 24010 Partnership Boulevard, Ruther Glen, Virginia 22546, or any adjournment thereof, on each of the following matters:

ESOP

	For	With- hold	For All Except
1. To elect three Class II directors to serve until the Annual Meeting of Shareholders in 2010. (except as marked to the contrary below):	☐	☐	☐

Ronald L. Hicks, W. Taylor Murphy, Jr., and A.D. Whittaker

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

2. The transaction of any other business which may properly come before the Annual Meeting. Management at present knows of no other business to be presented at the Annual Meeting.

The meeting will be followed by a reception. Please check this box if you plan to attend.			☐

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” each proposal.

Please be sure to sign and date this Proxy in the box below.	Date

Shareholder sign above Co-holder (if any) sign above

+	+

    Detach above card, sign, date and mail in postage paid envelope provided.

UNION BANKSHARES CORPORATION

When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one fiduciary, all should sign. All joint owners MUST sign
PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.